                                                                  EXHIBIT 10.4



                            PATENT LICENSE AGREEMENT

         This Agreement, effective as of July 1, 1996, is made by and between Williams Electronics Games, Inc. ("Williams"), a Delaware corporation having an office at 3401 North California Avenue, Chicago, Illinois 60618, WMS Gaming Inc. ("Gaming"), a Delaware corporation having an office at 3401 North California Avenue, Chicago, Illinois 60618, and Midway Games Inc. ("Midway"), a Delaware corporation having an office at 3401 North California Avenue, Chicago, Illinois 60618.

         WHEREAS Williams, Gaming and Midway are separate corporations engaged in the design and manufacture of coin-operated pinball games, gaming devices and coin-operated video games, respectively; and

         WHEREAS Williams, Gaming and Midway are all majority owned subsidiaries of WMS Industries Inc.; and

         WHEREAS Williams, Gaming and Midway desire to use the inventions developed by each corporation by its employees;

         NOW, THEREFORE Williams, Gaming and Midway hereby understand and agree as follows:

         1.      License Grants

                 (a) Williams grants to Midway a royalty-free, non-exclusive license to make, use and sell any invention described or claimed in any patent owned by or assigned to Williams, provided that such invention was conceived and prototyped prior to the Separation Date (as defined below).

                 (b) Williams grants to Gaming a royalty-free, non-exclusive license to make, use and sell any invention described or claimed in any patent owned by or assigned to Williams, provided that such invention was conceived and prototyped prior to the Separation Date.

                 (c) Midway grants to Williams a royalty-free, non-exclusive license to make, use and sell any invention described or claimed in any patent owned by or assigned to Midway, provided that such invention was conceived and prototyped prior to the Separation Date.

                 (d) Midway grants to Gaming a royalty-free, non-exclusive license to make, use and sell any invention described or claimed in any patent owned by or assigned to Midway, provided that such invention was conceived and prototyped prior to the Separation Date.

                 (e) Gaming grants to Williams a royalty-free, non-exclusive license to make, use and sell any invention described or claimed in any patent owned by or assigned to Gaming, provided that such invention was conceived and prototyped prior to the Separation Date.

                 (f) Gaming grants to Midway a royalty-free, non-exclusive license to make, use and sell any invention described or claimed in any patent owned by or assigned to Gaming, provided that such invention was conceived and prototyped prior to the Separation Date.

         As to each of the licenses granted in Paragraphs (a) through (f) above, the "Separation Date" shall mean the date on which the majority ownership of the licensor and the majority ownership of the licensee ceases to be the same.

         2. Term and Territory. The licenses granted in Paragraphs 1(a) through (f) above shall continue for the life of the patents which are the subject matter thereof (unless earlier terminated in accordance with Paragraph 6 hereof) and shall be effective in all of the territories in which such patents may be granted (whether granted before or after the applicable Separation Date.)

         3. Sublicenses. Each of the licensees hereunder may exercise its rights under a license granted to it hereunder through (a) any entity directly or indirectly controlling, controlled by, or under common control with it (such entity being an "Affiliate"), and (b) third parties which manufacture components or products which are to be sold, leased or otherwise disposed of by the licensee or its Affiliates, or incorporated into products which will be sold, leased or otherwise disposed of by the licensee or its Affiliates.
Except as otherwise expressly provided in this Paragraph 3, none of the licensees hereunder may sublicense its rights under the licenses granted to it hereunder.

         4. Improvements. As to each license granted in Paragraphs 1(a) through (f) above, the licensee grants to the licensor a royalty- free, non-exclusive license to any patents obtained on any improvements made by the licensee or its Affiliates relating to the subject matter of the license, which shall last for the term of the patents obtained on the improvements and shall include all territories in which such patents on the improvements may be granted. For the avoidance of doubt, the licenses granted under this Paragraph 4 are subject to Paragraphs 3, 5 and 6 hereof.

         5. Notice. Each licensee hereunder shall affix on all products embodying patents licensed to it hereunder a notice to the public of the patent, or, if this cannot be done, the licensee shall fix the notice on the packaging for the product.

         6. Termination. As to each invention for which a license is granted hereunder, if the licensee fails after fifteen (15) days' written notice from the licensor to comply with the licensee's material obligations under this Agreement as they relate to such license, the licensor may terminate such license for such invention. If a party (the "Bankrupt Party") shall be unable to pay its liabilities when due, or shall make any assignment for the benefit of creditors, or shall file any petition under any federal or state bankruptcy statute, or be adjudicated a bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy shall be appointed under the laws of the United States or any state, and in the case of an involuntary filing only, such impediment is not removed within thirty (30) days from the inception of same, either of the other parties may terminate the licenses it has granted hereunder to the Bankrupt Party upon thirty (30) days' written notice.

         7.      General.

                 (a) Each party shall have the right, at its election, to assign this Agreement to any of its Affiliates or to any entity acquiring substantially all of its assets. Except as expressly provided in this Agreement, each party shall have no right to assign or sublicense any of its rights or obligations hereunder without the prior, written approval of the other parties hereto.

                 (b) The entire understanding between the parties hereto relating to the subject matter hereof is contained herein and supersedes all other agreements relating to the subject matter hereof, including, without limitation, the Agreement dated August 1, 1988 between Williams and Midway. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by all of the parties hereto.

                 (c) No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and no waiver shall be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof.

                 (d) This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between parties and no party shall have any right to obligate or bind either of the other parties in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

                 (e) This Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed in the State of Illinois.

                 (f) If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, either such provision will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

                 (g) In the event of litigation or arbitration between the parties arising out of or relating to this Agreement, the prevailing party will be entitled to recover court or arbitration costs and reasonable fees of attorneys, accountants and expert witnesses incurred by such a party in connection with the action or arbitration.

                 (h) Each of the parties hereto consents to the exclusive jurisdiction and venue of the state and federal courts of the State of Illinois, located in Chicago, with respect to any matter relating to this Agreement, and each party hereto consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. The parties agree that service of process may be made upon them in any manner permitted by the rules of such courts and the laws of the State of Illinois.

                 (i) None of the parties shall be liable to the other parties for incidental, consequential, special or other indirect damages arising out of or relating to this Agreement, even if informed of the possibility thereof.

                 (j) Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally or by express mail; (ii) by its being sent by telefax or telex (confirmed in writing); or (iii) five days after its being mailed, registered or certified, return-receipt requested in a U.S. Post Office addressed to the party's address as the party may designate by notice given as aforesaid. A copy of any notice sent to Gaming or Williams shall also be sent to Vice President and General Counsel, WMS Industries Inc., 3401 North California Avenue, Chicago, Illinois 60618.

         IN WITNESS WHEREOF, the parties have executed this agreement through their duly authorized representatives.



                                           WILLIAMS ELECTRONICS GAMES, INC.


                                           By:
                                              --------------------------------
                                                   Name:
                                                   Title:


                                           WMS GAMING INC.


                                           By:
                                              --------------------------------
                                                   Name:
                                                   Title:


                                           MIDWAY GAMES INC.


                                           By:
                                              --------------------------------
                                                   Name:
                                                   Title: